Exhibit 4.2

FORD MOTOR COMPANY

and

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

TAX BENEFIT PRESERVATION PLAN

Dated as of September 11, 2009

Exhibit 4.2

Exhibit 4.2

Exhibit 4.2

TAX BENEFIT PRESERVATION PLAN

Tax Benefit Preservation Plan, dated as of September 11, 2009 ("Plan"), between Ford Motor Company, a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent").

The Company has generated net operating loss carryovers and tax credit carryovers for United States federal income tax purposes ("NOLs"), which will potentially provide valuable Tax Benefits (as defined below) to the Company.  The ability to use the NOLs may be impaired or destroyed by an "ownership change" within the meaning of Section 382 (as defined below). The Company desires to avoid such an "ownership change" and thereby preserve the ability to utilize the NOLs.  In furtherance of such objective, the Company desires to enter into this Plan.

The Board of Directors of the Company (the "Board of Directors") has adopted resolutions creating a series of preferred stock designated as "Series A Junior Participating Preferred Stock" and has authorized and declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock (as hereinafter defined) and one Right for each share of Class B Stock (as hereinafter defined) of the Company outstanding as of the Close of Business (as defined below) on September 25, 2009 (the "Record Date"), each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock and Class B Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock and Class B Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.  Certain Definitions.  For purposes of this Plan, the following terms have the meaning indicated:

Exhibit 4.2

(a)            "Acquiring Person" shall mean any Person (other than any Exempt Person) that has become, in itself or, together with all Affiliates and Associates of such Person, the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding; provided, however, that any Existing Holder (as defined below) will not be deemed to be an Acquiring Person for any purpose of this Plan on and after the date on which the adoption of this Plan is first publicly announced unless and until such time as such Existing Holder acquires Beneficial Ownership of additional shares of Common Stock representing .5% of the Common Stock then outstanding, unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding; provided, further, that a Person will not be deemed to have become an Acquiring Person solely as a result of (i) a reduction in the number of shares of Common Stock outstanding, (ii) the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees, (iii) any unilateral grant of any security by the Company or any issuance by the Company of shares of its capital stock to such Person, or (iv) an Exempt Transaction, unless and until such time as such Person thereafter acquires Beneficial Ownership of one additional share of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or Class B Stock or pursuant to a split or subdivision of the outstanding Common Stock or Class B Stock), unless, upon becoming the Beneficial Owner of such additional share of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding.  No Qualified Holder shall become an "Acquiring Person" as a result of such Qualified Holder becoming the Beneficial Owner of shares of Common Stock into which shares of Class B Stock are convertible or have been converted pursuant to Section 2.4 of Article Fourth of the Certificate of Incorporation.  Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for purposes of this Plan as a result of such inadvertent acquisition.  In addition, notwithstanding the foregoing, if a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such as a result of an acquisition of Beneficial Ownership of shares of Common Stock that the Board in its sole discretion determines in good faith, prior to the Distribution Date that would otherwise occur as a result of such acquisition, will not jeopardize or endanger the availability to the Company of the NOLs, then such Person shall not be deemed to be or to have become an "Acquiring Person" for purposes of this Plan as a result of such acquisition, unless and until such time as such Person thereafter acquires Beneficial Ownership of one additional share of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or Class B Stock or pursuant to a split or subdivision of the outstanding Common Stock or Class B Stock), unless, upon becoming the Beneficial Owner of such additional share of Common Stock, such Person is not then the Beneficial Owner of 4.99% or more of the shares of Common Stock then outstanding or the Board determines otherwise in accordance with this sentence or the preceding sentence.  For all purposes of this Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act (as defined below) as in effect on the date hereof.

Exhibit 4.2

(b)            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof, and to the extent not included within the foregoing clause of this Section 1(b), shall also include, with respect to any Person, any other Person (whether or not an Exempt Person) whose shares of Common Stock would be deemed constructively owned by such first Person, owned by a single "entity" as defined in Section 1.382-3(a)(1) of the Treasury Regulations, or otherwise aggregated with shares owned by such first Person pursuant to the provisions of the Code, or any successor provision or replacement provisions to Section 382, and the Treasury Regulations thereunder, provided, however, that a Person shall not be deemed to be the Affiliate or Associate of another Person solely because either or both Persons are or were directors of the Company.

(c)            A Person shall be deemed the "Beneficial Owner" of, shall be deemed to have "Beneficial Ownership" of and shall be deemed to "beneficially own" any securities:

(i)             which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) (including any purchase orders for shares of Common Stock initiated prior to the first public announcement of the adoption of this Plan) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own" securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of such rights, options or warrants would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations; provided, further, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

Exhibit 4.2

(ii)            which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has "beneficial ownership" of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an "entity" under Section 1.382-3(a)(1) of the Treasury Regulations; or

(iii)           of which any other Person is the Beneficial Owner, if such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an "entity" under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such Beneficial Ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1(c) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person's participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the Board may determine in any specific case. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(c), a Person shall be deemed the Beneficial Owner of, and shall be deemed to beneficially own or have Beneficial Ownership of, securities which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the Treasury Regulations thereunder.

(d)            "Board" shall have the meaning set forth in the recitals hereto.

(e)            "Book Entry" shall mean an uncertificated book entry for the Common Stock or Class B Stock.

Exhibit 4.2

(f)             "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

(g)            "Capital Stock" when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(h)            "Certificate of Incorporation" shall mean the Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on August 2, 2000, as the same may be amended and restated from time to time.

(i)             "Class B Stock" shall mean the Class B Stock, par value $0.01 per share, of the Company.

(j)             "Close of Business" on any given date shall mean 5:00 P.M., Eastern time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Eastern time, on the next succeeding Business Day.

(k)            "Code" shall mean the Internal Revenue Code of 1986, as amended.

(l)             "Common Stock" when used with reference to the Company shall mean the Common Stock, par value $0.01 per share, of the Company.

(m)           "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

(n)            "Current Value" shall have the meaning set forth in Section 11(a)(iii) hereof.

(o)            "Distribution Date" shall have the meaning set forth in Section 3 hereof.

(p)            "Equivalent Preferred Shares" shall have the meaning set forth in Section 11(b) hereof.

(q)            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(r)             "Exchange Ratio" shall have the meaning set forth in Section 24 hereof.

Exhibit 4.2

(s)            "Exempt Person" shall mean (i) the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation, in its fiduciary capacity, (ii) any employee benefit and/or savings plan of the Company or of any Subsidiary of the Company, or (iii) any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other benefits for employees of the Company or of any Subsidiary of the Company.

(t)             "Exempt Transaction" shall mean (i) any transaction that the Board, in its sole discretion, has declared exempt pursuant to Section 30, which determination shall be irrevocable with respect to such transaction and (ii) any issuance of Common Stock by the Company pursuant to its option to make payments in Common Stock in lieu of cash to the VEBA.

(u)            "Existing Holder" shall mean any Person who, together with all Affiliates and Associates, beneficially owned shares of Common Stock in excess of 4.99% of the shares of Common Stock then outstanding immediately prior to the first public announcement hereof.

(v)            "Expiration Date" shall have the meaning set forth in Section 7 hereof.

(w)           "NASDAQ" shall mean The Nasdaq Stock Market.

(x)            "New York Stock Exchange" shall mean the New York Stock Exchange, Inc.

(y)            "NOLs" shall have the meaning set forth in the recitals hereto.

(z)            "Person" shall mean any individual, firm, corporation, partnership, limited liability company, limited liability partnership, trust or other legal entity, group of persons making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations or otherwise, and includes any successor (by merger or otherwise) of such individual or entity.

(aa)          "Plan" shall have the meaning ascribed thereto in the preamble to this Plan, and such term shall include all amendments to this Plan.

(bb)         "Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Plan as Exhibit A.

Exhibit 4.2

(cc)          "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

(dd)         "Qualified Holder" shall mean any Person who beneficially owns shares of Class B Stock as of the Record Date or who, at the time of transfer of shares of Class B Stock to such Person, shall meet any one of the following qualifications:

(i)             a natural person who meets the qualification that he is either (A) a natural person in whose name shares of Class B Stock became registered on the original stock ledger of the Company by reason of his record ownership of shares of Class A Common Stock (the "Old Class A Common") or Class B Common Stock (the "Old Class B Common") of the Company that were reclassified into shares of Class B Stock, or (B) a descendant (including any descendant by adoption and any descendant of an adopted descendant) of a natural person in whose name shares of Class B Stock were so registered by reason of such record ownership, or (C) a spouse or surviving spouse of a natural person who is or was while living included within the provisions of either of the foregoing subclauses (A) or (B);

(ii)            any two or more natural persons each of whom meets the qualification set forth in clause (i) of this Section 1(dd);

(iii)           a transferee as trustee of a trust, created by deed or will, which trust meets the following requirements: (1) the income thereof from the date of transfer to such trustee shall be required to be paid to or applied for the use and benefit of or accumulated for one or more natural persons, concurrently or successively, all of whom meet or will meet the qualification set forth in clause (i) of this Section 1(dd), and no other persons, except for such portion of the income as is payable to or to be applied for the use and benefit of or accumulated for one or more (A) other natural persons during terms not to exceed their respective lives, who, though they do not meet the qualification set forth in clause (i) of this Section 1(dd), are relatives of or are or were employees or dependents of natural persons meeting such qualification, or (B) "exempt organizations" (as defined below) for terms not exceeding 33 years from the date of the commencement of the trust, and except for such accumulated income as may be required to be paid over to others upon the death of the person for whom it was accumulated, and (2) the principal thereof shall be required to be transferred, assigned and paid over upon failure or termination of the interests in the income thereof referred to in subclause (1) of this clause (iii); which trustee shall have agreed that if the provisions of such trust relating to the disposition of income or principal are subject to amendment in such manner that the trust could be changed to a trust not meeting the requirements of this clause (iii), the trustee thereof, as such, shall, if such trust is amended at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, promptly deliver to the Company a copy, duly certified by such trustee, of the instrument effecting such amendment and will, unless such trust as so amended then meets the requirements of this clause (iii), promptly surrender the certificates representing the shares of Class B Stock then held in such trust for conversion of such shares into an equal number of shares of Common Stock in the manner set forth in the Certificate of Incorporation;

Exhibit 4.2

(iv)           a stock corporation (hereinafter called a "corporate holder"), not less than 75% of the number of outstanding shares of each class of the capital stock, other than shares of "non-voting preferred stock" (as defined below), of which shall, at the time at which the certificate representing shares of Class B Stock is presented for transfer, be owned beneficially and of record by natural persons who meet the qualification set forth in clause (i) of this Section 1(dd) (provided that the same natural person need not be both the beneficial and the record owner), or be owned of record by trustees (or successor trustees) of trusts which meet the requirements set forth in clause (iii) of this Section 1(dd), or be so owned in part by such natural persons and so owned in part by such trustees (or successor trustees); which corporate holder shall have entered into a written agreement with the Company providing that if, at any time prior to the time when the total number of outstanding shares of Class B Stock shall first fall below 33,749,932, less than 75% of the number of outstanding shares of each class of the capital stock (other than shares of "non-voting preferred stock") of such corporate holder shall be so owned, then such corporate holder will either promptly (A) transfer the shares of Class B Stock then held by it to one or more persons who at the time of transfer meet the qualifications set forth in clause (i), (ii), (iii), (iv), (v) or (vi) of this Section 1(dd) and cause the certificates therefor to be duly presented for transfer into the name of such person or persons, or (B) surrender the certificates representing such shares of Class B Stock for conversion of such shares into an equal number of shares of Common Stock, in the manner set forth in the Certificate of Incorporation, or (C) transfer some of such shares as provided in the foregoing subclause (A) of this clause (iv) and surrender the certificates for the remainder of such shares for conversion as provided in the foregoing subclause (B) this clause (iv);

(v)            a legatee under the will of any stockholder of the Company deceased prior to the effective date of the reclassification of the Old Class A Common and the Old Class B Common of the Company into Class A Stock, Class B Stock and Common Stock, such transfer being made for the purpose of satisfying, in any manner permitted by such will, all or any part of the claim of the said legatee in respect to a legacy of any kind under said will; provided, however, that the aggregate number of shares of Class B Stock transferred pursuant to this clause (v) shall not exceed 8,437,480; or

(vi)           a transferee as successor trustee or as co-trustee of a trust of which his immediate transferor was or is a trustee registered as a record holder of such shares of Class B Stock as permitted by the provisions of this Section 1(dd); provided, however, that if the proviso in clause (iii) of this Section 1(dd) is applicable, such successor trustee or co-trustee shall have entered into a written agreement with the Company whereby he assumes the obligations of the agreement required by said clause (iii).

Exhibit 4.2

For purposes of this Section 1(dd) only, the term "exempt organization" shall mean any corporation, community chest, fund or foundation organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes which, at the date of verification of the affidavit in which reference thereto is made, shall have been exempted or be exempt, wholly or partially, from taxation on income under the provisions of Section 501(c)(3) of the Code, as then in effect, or other provision of Federal law then in effect governing the exemption from federal taxation on income of institutions organized and operated exclusively for any one or more of the foregoing purposes, and for purposes of this Section 1(dd) only, the term "non-voting preferred stock" as applied to stock in a corporate holder, shall mean stock which does not entitle the holder thereto to vote for the election of directors under any circumstances and carries no right to dividends or interest in earnings other than the right to dividends in a fixed amount per annum, which right may be cumulative.

(ee)          "Record Date" shall have the meaning set forth in the preamble hereto.

(ff)           "Redemption Date" shall have the meaning set forth in Section 7 hereof.

(gg)          "Redemption Price" shall have the meaning set forth in Section 23 hereof.

(hh)          "Right" shall have the meaning set forth in the recitals hereto.

(ii)            "Right Certificate" shall have the meaning set forth in Section 3 hereof.

(jj)            "Securities Act" shall mean the Securities Act of 1933, as amended.

(kk)          "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

(ll)            "Section 382" shall mean Section 382 of the Code, or any comparable successor provision.

(mm)        "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

(nn)         "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person of facts that indicate that an Acquiring Person has become such, or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

Exhibit 4.2

(oo)         "Subsidiary" of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

(pp)         "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

(qq)         "Summary of Rights" shall have the meaning set forth in Section 3 hereof.

(rr)           "Tax Benefits" shall mean the net operating loss carryovers, capital loss carryovers, general business carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382 and the Treasury Regulations promulgated thereunder, of the Company or any of its Subsidiaries.

(ss)          "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

(tt)           "Treasury Regulations" shall mean final, temporary and proposed income tax regulations promulgated under the Code, including any amendments thereto.

(uu)         "VEBA" shall mean the New Voluntary Employees' Beneficiary Association trust established under that certain Settlement Agreement dated as of March 28, 2009 by and among the Company, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW") and class representatives of former UAW-represented Company employees, as such Settlement Agreement may be amended from time to time.

Any determination required by the definitions in the Plan shall be made by the Board in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of Rights.

Section 2.  Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Exhibit 4.2

Section 3.  Issue of Right Certificates.

(a)            Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or, unless the Distribution Date shall have previously occurred, such later date as may be specified by the Board) after the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of such Person to commence, a tender or exchange offer, the consummation of which would result in any Person (other than an Exempt Person) becoming an Acquiring Person (the earlier of such dates being referred to as the "Distribution Date"; provided, however, that if either of such dates occurs after the date of this Plan and on or prior to the Record Date, then the Distribution Date shall be the Record Date), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates representing the Common Stock or Class B Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock or Class B Stock) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock and Class B Stock.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Common Stock and Class B Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock and Class B Stock so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b)            As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Shares of Preferred Stock, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock and Class B Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company.  With respect to certificates representing Common Stock and Class B Stock (or Book Entry shares of Common Stock or Class B Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or the Book Entry shares).  Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock or Class B Stock (or any Book Entry shares of Common Stock or Class B Stock) outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock or Class B Stock represented by such certificate or Book Entry shares.

Exhibit 4.2

(c)            Rights shall be issued in respect of all shares of Common Stock and Class B Stock issued or disposed of after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or in certain circumstances provided in Section 22 hereof, after the Distribution Date).  Certificates issued for Common Stock and Class B Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date (or in certain circumstances provided in Section 22 hereof, after the Distribution date) shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Benefit Preservation Plan between Ford Motor Company (the "Company") and Computershare Trust Company, N.A., as Rights Agent, dated as of September 11, 2009 and as amended from time to time (the "Plan"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  Under certain circumstances, as set forth in the Plan, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The Company will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor.  Under certain circumstances, as set forth in the Plan, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Plan) and certain transferees thereof will become null and void and will no longer be transferable.

With respect to any Book Entry shares of Common Stock or Class B Stock, such legend shall be included in a notice to the registered holder of such shares in accordance with applicable law.  With respect to certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date the Rights associated with the Common Stock or Class B Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock and Class B Stock represented thereby.  In the event that the Company purchases or otherwise acquires any Common Stock or Class B Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock or Class B Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock and Class B Stock which are no longer outstanding.

Exhibit 4.2

Notwithstanding this paragraph (c), neither the omission of the legend required hereby, nor the failure to deliver the notice of such legend, shall affect the enforceability of any part of this Plan or the rights of any holder of the Rights.

Section 4.  Form of Right Certificates.  The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of the New York Stock Exchange or of any other stock exchange or automated quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage.  Subject to the provisions of this Plan, the Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price (as determined pursuant to Section 7), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Section 5.  Countersignature and Registration.

(a)            The Right Certificates shall be executed on behalf of the Company by the President of the Company, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

(b)            Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Exhibit 4.2

Section 6.  Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)            Subject to the provisions of this Plan, at any time after the Close of Business on the Distribution Date and prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following such time, other securities, cash or assets as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose.  Thereupon the Rights Agent, subject to the provisions of this Plan, shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested.  The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b)            Subject to the provisions of this Plan, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights, Purchase Price; Expiration Date of Rights.

(a)            Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-thousandth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the "Expiration Date") that is the earliest of (i) the Close of Business on September 11, 2012, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the final adjournment of the Company's 2010 annual meeting of stockholders if stockholder approval of this Plan has not been received prior to such time, (v) the repeal of Section 382 or any successor statute if the Board determines that this Plan is no longer necessary for the preservation of Tax Benefits, or (vi) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

Exhibit 4.2

(b)            The Purchase Price shall be initially $35.00 for each one one-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right.  The Purchase Price and the number of one one-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.

(c)            Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the number of shares of Preferred Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 6 hereof, in cash or by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock,  certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of shares of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt of the cash requisitioned from the Company, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

Exhibit 4.2

(d)            Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)            Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (for the purposes of this Section 7(e), as such term is defined in Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act), former Beneficial Owner and/or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8.  Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy or cause to be destroyed such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Availability of Shares of Preferred Stock.

(a)            The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

(b)            So long as the shares of Preferred Stock (and, following the time that a person becomes an Acquiring Person, shares of Common Stock and other securities) issuable upon the exercise of Rights may be listed or admitted to trading on the New York Stock Exchange or listed on any other national securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on the New York Stock Exchange or listed on any other national securities exchange or quotation system upon official notice of issuance upon such exercise.

Exhibit 4.2

(c)            From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary, to permit the issuance of shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) upon the exercise of Rights, to register and qualify such shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) under the Securities Act and any applicable state securities or "Blue Sky" laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of (x) the date as of which the Rights are no longer exercisable for such securities and (y) the Expiration Date.  The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective.  Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(d)            The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and following the time that a Person first becomes an Acquiring Person, shares of Common Stock and other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e)            The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or shares of Common Stock and other securities) upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or shares of Common Stock and other securities) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or shares of Common Stock and other securities) upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

Exhibit 4.2

Section 10.  Preferred Stock Record Date.  Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges ) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights.  The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)            (i)  In the event the Company shall at any time after the date of this Plan (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, as the case may be, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

Exhibit 4.2

 (ii)           Subject to Section 24 of this Plan, and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii), in the event that any Person becomes an Acquiring Person, each holder of a Right shall thereafter have the right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, in accordance with the terms of this Plan and in lieu of shares of Preferred Stock, such number of shares of Common Stock (or at the option of the Company, such number of one-thousandths of a share of Preferred Stock) as shall equal the result obtained by multiplying (x) the then-current Purchase Price, by (y) the number of one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing the product of (x) and (y) by (z) 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with this Section 11 hereof.  Notwithstanding anything in this Plan to the contrary, however, from and after the time (the "Invalidation Time") when any Person first becomes an Acquiring Person, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Invalidation Time or (z) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the Invalidation Time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer that the Board has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Plan.  The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.  From and after the Invalidation Time, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled.

Exhibit 4.2

(iii)           The Company may at its option (or, if required to comply with its Certificate of Incorporation, shall) substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) such number or fraction of shares of Preferred Stock (or, if required to comply with its Certificate of Incorporation, equivalent shares of its capital stock) having an aggregate current market value equal to the current per share market price of a share of Common Stock.  In the event that there shall be an insufficient number of shares of Common Stock authorized but unissued (and unreserved) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess of (x) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the "Current Value") over (y) the then-current Purchase Price multiplied by the number of one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the time that the Acquiring Person became such (such excess, the "Spread"), and (B) with respect to each Right (other than Rights which have become void pursuant to Section 11(a)(ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with subparagraph (ii) upon exercise of the Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board to have substantially the same value as the shares of Common Stock (such shares of preferred stock and shares or fractions of shares of preferred stock are hereinafter referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the date that the Acquiring Person became such (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If, within the thirty (30) day period referred to above the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board elects, such thirty (30) day period may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is hereinafter called the "Substitution Period").  To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any "Common Stock Equivalent" shall be deemed to equal the current per share market price of the Common Stock on such date.  The Board may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

Exhibit 4.2

(b)            In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having similar rights, privileges and preferences as the Preferred Stock ("Equivalent Preferred Shares")) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of such shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and which shall be binding on the Rights Agent.  Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

Exhibit 4.2

(c)            In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price  of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)            (i)            Except as otherwise provided herein, for the purpose of any computation hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if on such date the Security is not so quoted or reported, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board.  The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

Exhibit 4.2

 (ii)           For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the "current per share market price" of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i).  If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the "current per share market price" of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock).  If neither the Common Stock nor the Preferred Stock is publicly traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

(e)            No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments not required to be made by reason of this Section 11(e) shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share of Preferred Stock or share of Common Stock or other share or security as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.  If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

Exhibit 4.2

(f)            All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(g)            Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest ten-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(h)            The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment made to the number of shares of Preferred Stock for which a Right may be exercised pursuant to Section 11(a)(i), 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled as a result of such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

Exhibit 4.2

(i)             Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder without effect on the Purchase Price payable to exercise a Right or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of a Right as provided herein.

(j)             Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Preferred Stock or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.

(k)            In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock, Common Stock or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock, Common Stock or and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(l)             Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(m)            Notwithstanding anything in this Plan to the contrary, in the event that at any time after the date of this Plan and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock and Class B Stock payable in Common Stock or Class B Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in any such case, the number of Rights associated with each share of Common Stock and Class B Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock and Class B Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock and Class B Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock and Class B Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock and Class B Stock outstanding immediately following the occurrence of such event.

Exhibit 4.2

(n)            The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Section 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock, the Class B Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock and Class B Stock or Book Entry shares in respect thereof) in accordance with Section 26 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.  Any adjustment to be made pursuant to Section 11 hereof shall be effective as of the date of the event giving rise to such adjustment.

Section 13.  [Reserved].

Section 14.  Fractional Rights and Fractional Shares.

(a)            The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or,  if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by such system then in use or, if on any such date the Rights are not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

Exhibit 4.2

(b)            The Company shall not be required to issue fractions of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights.  Interests in fractions of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners (for the purposes of this Section 14(b), as such term is defined in Rule 13d-3 or 13d-5 of the General Rules and Regulations under the Exchange Act) of the Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised for shares of Preferred Stock as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock.  For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)            The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights.  In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates at the time such Rights are exercised or exchanged for shares of Common Stock as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of such exercise or exchange.

Exhibit 4.2

(d)            The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

Section 15.  Rights of Action.  All rights of action in respect of this Plan, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock and Class B Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock and Class B Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock and Class B Stock), on such holder's own behalf and for such holder's own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock and Class B Stock) in the manner provided in such Rights Certificate and in this Plan.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Plan.

Section 16.  Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)            prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of the Common Stock and Class B Stock;

(b)            after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c)            the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate or Class B Stock certificate (or Book Entry shares in respect of Common Stock or Class B Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate or Class B Stock certificate (or notices provided to holders of Book Entry shares of Common Stock or Class B Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary; and

Exhibit 4.2

(d)            notwithstanding anything in this Plan to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Plan by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its reasonable best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17.  Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Plan), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.

(a)            The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Plan, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

Exhibit 4.2

(b)            The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Plan in reliance upon any Right Certificate or certificate for  the Preferred Stock, the Common Stock, the Class B Stock or for any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Section 19.  Merger or Consolidation or Change of Name of Rights Agent.

(a)            Any corporation or entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity corporation or resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such corporation or entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

(b)            In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

Exhibit 4.2

(a)            The Rights Agent may consult with legal counsel (who may be legal counsel for the Company and/or the Board), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)            Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President and the Secretary of the Company (each, an "Authorized Officer") and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c)            The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)            The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)            The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Plan or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)             The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

Exhibit 4.2

(g)            The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the Authorized Officers of the Company, and to apply to such Authorized Officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Plan and the date on and/or after which such action shall be taken or such omission shall be effective.  The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any Authorized Officer of the Company actually receives such application unless any such Authorized Officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h)            The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)             The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided, that reasonable care was exercised in the selection and continued employment thereof.

(j)             If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Exhibit 4.2

Section 21.  Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail.  In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Plan as of the effective date of such termination, and the Company shall be responsible for sending any required notice.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, Class B Stock or Preferred Stock by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (A) a corporation or other entity organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (B) an affiliate of a corporation or entity described in clause (A) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.  Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan.  In addition, in connection with the issuance or sale of Common Stock and/or Class B Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock and/or Class B Stock so issued or sold pursuant to (i) the exercise of stock options, (ii) under any employee plan or arrangement, (iii) the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (iv) a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale.

Exhibit 4.2

Section 23.  Redemption.

(a)            The Board may, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (the "Redemption Price").  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption as determined pursuant to Section 11(d)(i) hereof) or any other form of consideration deemed appropriate by the Board.

(b)            Immediately upon the action of the Board ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board ordering the redemption of the Rights (or such later time as the Board may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.  The failure to give notice required by this Section 23(b) or any defect therein shall not affect the validity of the action taken by the Company.

(c)            In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be void without any further action by the Company.

Exhibit 4.2

Section 24.  Exchange.

(a)            The Board may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding Rights (which shall not include Rights that have not become effective or that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock (or one-thousandth of a share of Preferred Stock) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the "Exchange Ratio").  Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of shares of Common Stock and/or Class B Stock aggregating 50% or more of the voting power of the shares of Common Stock and Class B Stock then outstanding.  The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the "Trust Agreement").  If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the "Trust") all of the shares of Common Stock  issuable pursuant to the exchange, and all Persons entitled to  receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)            Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange and shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

Exhibit 4.2

(c)            The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued (and unreserved) to permit an exchange of Rights as contemplated in accordance with this Section 24 (or if the issuance of Common Stock in exchange for any Rights would not otherwise be permitted under the Certificate of Incorporation), the Company shall substitute, to the extent of such insufficiency or to the extent necessary to comply with its Certificate of Incorporation, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b), or other equivalent shares of its capital stock) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share or other equivalent share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

Section 25.  Notice of Certain Events.

(a)            In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to declare or pay any dividend on the Common Stock and Class B Stock payable in Common Stock or  Class B Stock, to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock or Class B Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock, Class B Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock, Class B Stock and/or Preferred Stock, whichever shall be the earlier.

Exhibit 4.2

(b)            In case any event described in Section 11(a)(ii) shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock and Class B Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii).

(c)            The failure to give notice required by this Section 25 or any defect therein shall not affect the validity of the action taken by the Company or the vote upon any such action.

Section 26.  Notices.  Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

FORD MOTOR COMPANY
One American Road
Dearborn, MI 48126
Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
Attention:  Client Services

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Exhibit 4.2

Section 27.  Supplements and Amendments.  Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of the Rights.  At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Plan without the approval of any holders of Rights, in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment may adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the Rights again to become redeemable or cause this Plan again to become amendable other than in accordance with this sentence.  Notwithstanding anything contained in this Plan to the contrary, no supplement or amendment shall be made which decreases the Redemption Price.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall promptly execute such supplement or amendment, provided that any supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Plan.  The Rights Agent hereby acknowledges that in all matters arising under this Plan, including any amendment hereto pursuant to this Section 27, time is of the essence.

Section 28.  Successors.  All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.  Benefits of this Plan.  Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and Class B Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and Class B Stock).

Exhibit 4.2

Section 30.  Process to Seek Exemption.  Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person (together with its Affiliates and Associates) beneficially owning 4.99% or more of the then-outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock representing .5% or more of the then-outstanding Common Stock) (a "Requesting Person") may, prior to the Stock Acquisition Date and in accordance with this Section 30, request that the Board grant an exemption with respect to such acquisition under this Plan so that such acquisition would be deemed to be an "Exempt Transaction" for purposes of this Plan (an "Exemption Request").  An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company.  To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then beneficially owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.99% or more of the then outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock representing .5% or more of the then-outstanding Common Stock) and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire.  The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request.  The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person will not jeopardize or endanger the availability to the Company of the NOLs.  Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company's NOLs.  Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board's determination with respect thereto.  For the avoidance of doubt, any issuance of Common Stock by the Company pursuant to its option to make payments in Common Stock in lieu of cash to the VEBA, as provided in Section 1(t) hereof, shall be deemed an Exempt Transaction without reference to the requirements and process of this Section 30.

Exhibit 4.2

Section 31.  Determinations and Actions by the Board of Directors.  The Board shall have the exclusive power and authority to administer this Plan and to exercise the rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Plan).  All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

Section 32.  Severability.  If any term, provision, covenant or restriction of this Plan or applicable to this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Plan to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Plan would adversely affect the purpose or effect of this Plan, the right of redemption set forth in Section 23 hereof shall be reinstated (with prompt notice to the Rights Agent) and shall not expire until the close of business on the tenth Business Day following the date of such determination by the Board.  Without limiting the foregoing, if any provision requiring a specific group of Directors of the Company to act is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws.

Section 33.  Governing Law.  This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 34.  Counterparts.  This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  A signature to this Plan transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 35.  Descriptive Headings.  Descriptive headings of the several sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 36.  Force Majeure.  Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

Exhibit 4.2

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed, all as of the day and year first above written.

FORD MOTOR COMPANY

By:	/s/ Peter J. Sherry, Jr.
Name: Peter J. Sherry, Jr.
Title: Secretary

COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

By:	/s/ Dennis V. Moccia
Name: Dennis V. Moccia
Title: Manager, Contract Administration

Exhibit 4.2

Exhibit A

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

FORD MOTOR COMPANY

Pursuant to Section 151 of the General Corporation
Law of the State of Delaware

FORD MOTOR COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Corporation (the "Board of Directors") in accordance with the provisions of the Restated Certificate of Incorporation of the said Corporation (the "Certificate of Incorporation"), the said Board of Directors on September 9, 2009 adopted the following resolution creating a series of 8,000,000 shares of Preferred Stock designated as "Series A Junior Participating Preferred Stock":

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Exhibit 4.2

Series A Junior Participating Preferred Stock

1.              Designation and Amount.  There shall be a series of Preferred Stock that shall be designated as "Series A Junior Participating Preferred Stock," and the number of shares constituting such series shall be 8,000,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.              Dividends and Distribution.

(A)           Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 1st day of March, June, September and December, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $0.01 per share, of the Corporation (the "Common Stock"), or shares of Class B Stock, par value $0.01 per share, of the Corporation (the "Class B Stock"), or a subdivision of the outstanding shares of Common Stock or Class B Stock (by reclassification or otherwise), declared on the Common Stock or the Class B Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock.  The "Adjustment Number" shall initially be 1,000.  In the event the Corporation shall at any time after September 25, 2009 (i) declare and pay any dividend on Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock and Class B Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock and Class B Stock that were outstanding immediately prior to such event.

Exhibit 4.2

(B)            The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock and Class B Stock (other than a dividend payable in shares of Common Stock or Class B Stock).

(C)            Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date; in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3.              Voting Rights.  The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)           Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation.

(B)            Except as required by law, by Section 3(C) and by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and Class B Stock as set forth herein) for taking any corporate action.

(C)            If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Junior Participating Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two.  In addition to voting together with the holders of Common Stock and Class B Stock for the election of other directors of the Corporation, the holders of record of the Series A Junior Participating Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock and Class B Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series A Junior Participating Preferred Stock have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Junior Participating Preferred Stock being entitled to cast a number of votes per share of Series A Junior Participating Preferred Stock as is specified in paragraph (A) of this Section 3.  Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).  Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(C) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series A Junior Participating Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders.  If and when such default shall cease to exist, the holders of the Series A Junior Participating Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends.  Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two.  The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Series A Junior Participating Preferred Stock in this Section 3.

Exhibit 4.2

4.              Certain Restrictions.

(A)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)             declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii)            declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

Exhibit 4.2

(iii)           purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)            The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.              Reacquired Shares.  Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof.  All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6.              Liquidation, Dissolution or Winding Up.

(A)           Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the "Series A Liquidation Preference") equal to the greater of (i) $1.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock and Class B Stock upon such liquidation, dissolution or winding up of the Corporation.

(B)            In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

Exhibit 4.2

(C)            Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7.              Consolidation, Merger, Etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock and Class B Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock and Class B Stock is changed or exchanged.

8.              No Redemption.  Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.

9.              Ranking.  The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock and Class B Stock as to such matters.

10.            Amendment.  At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Certificate of Incorporation of the Corporation shall not be amended, by merger, consolidation or otherwise, which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

11.            Fractional Shares.  Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

Exhibit 4.2

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 11th day of September, 2009.

FORD MOTOR COMPANY

By:
Name:
Title:

Exhibit 4.2

Exhibit B

Form of Right Certificate

Certificate No. R-______

NOT EXERCISABLE AFTER SEPTEMBER 11, 2012 OR SUCH EARLIER DATE AS PROVIDED BY THE PLAN OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

FORD MOTOR COMPANY

This certifies that ____________________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefit Preservation Plan, dated as of September 11, 2009, as the same may be amended from time to time (the "Plan"), between Ford Motor Company, a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Plan) and prior to 5:00 P.M., Eastern time, on September 11, 2012 at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of the Company at a purchase price of $35.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.  The number of Rights evidenced by this Rights Certificate (and the number of one one-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of [__________ __, 20__], based on the Preferred Stock as constituted at such date.  As provided in the Plan, the Purchase Price, the number of one one-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

Exhibit 4.2

This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Plan are on file at the principal executive offices of the Company.  The Company will mail to the holder of this Right Certificate a copy of the Plan without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $0.01 per share, or shares of Preferred Stock.

No fractional shares of Common Stock or Preferred Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-thousandths of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Plan.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Plan.

Exhibit 4.2

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of _________ __, 20__.

FORD MOTOR COMPANY

By:
Name:
Title:

ATTEST:

Name:
Title:

Countersigned:

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:
Name:
Title:

Exhibit 4.2

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

_______ Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

..............................................................................................................

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Plan).

Signature

Exhibit 4.2

Form of Reverse Side of Right Certificate -- continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by Right Certificate)

TO FORD MOTOR COMPANY:

The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates representing such shares of Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:

Signature

(Signature must conform to holder specified on Right Certificate)

Exhibit 4.2

Signature Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Exhibit 4.2

Form of Reverse Side of Right Certificate -- continued

(To be completed)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being sold, assigned or transferred to, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Plan).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit 4.2

Exhibit C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE
SHARES OF PREFERRED STOCK OF
FORD MOTOR COMPANY

On September 9, 2009, the Board of Directors of Ford Motor Company (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $0.01 per share (the "Common Stock"), and Class B Stock, par value $0.01 per share, of the Company (the "Class B Stock ").  The dividend is payable on September 25, 2009 (the "Record Date") to the stockholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") at a price of $35.00 per one one-thousandth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment.  The description and terms of the Rights are set forth in a Tax Benefit Preservation Plan, dated as of September 11, 2009, as the same may be amended from time to time (the "Plan"), between the Company and Computershare Trust Company, N.A., as Rights Agent (the "Rights Agent").

The Plan is intended to help protect the Company's tax net operating loss carryforwards and have certain anti-takeover effects.  The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors.  Additionally, the Board of Directors may redeem the Rights, as discussed more fully below.  The Plan is intended to act as a deterrent to any person or group from becoming or obtaining the right to become a "5-percent shareholder" (as such term is used in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder) or, in certain cases, increasing such person's or group's ownership of Common Stock beyond a specified threshold, without the approval of the Board of Directors.

Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an "Acquiring Person") has acquired beneficial ownership of 4.99% or more of the shares of Common Stock then outstanding or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.99% or more of the then-outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates or Class B Stock certificates (or book entry shares in respect of the Common Stock or Class B Stock) outstanding as of the Record Date, by such Common Stock certificate or Class B Stock certificate (or such book entry shares) together with this Summary of Rights.

Exhibit 4.2

The Plan provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock and the Class B Stock.  Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates and Class B Stock certificates (or book entry shares in respect of the Common Stock and Class B Stock) issued after the Record Date upon transfer or new issuances of Common Stock and Class B Stock, as applicable, will contain a notation incorporating the Plan by reference and, with respect to any uncertificated book entry shares issued after the Record Date, proper notice will be provided that incorporates the Plan by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock and Class B Stock (or book entry shares of Common Stock or Class B Stock) outstanding as of the Record Date, even without a notation incorporating the Plan by reference (or such notice, in the case of Book Entry shares), notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock or Class B Stock represented by such certificate or book entry shares, as the case may be.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to (or credited to the account of) holders of record of the Common Stock and Class B Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire upon the earliest of the close of business on September 11, 2012 (unless that date is advanced or extended), the time at which the Rights are redeemed or exchanged under the Plan, the final adjournment of the Company's 2010 annual meeting of stockholders if stockholder approval of the Plan has not been received prior to that time, the repeal of Section 382 of the Code or any successor statute if the Board determines that the Plan is no longer necessary for the preservation of the Company's tax benefits, or the beginning of a taxable year of the Company to which the Board determines that no tax benefits may be carried forward.

Exhibit 4.2

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The Rights are also subject to adjustment in the event of a stock dividend on the Common Stock and Class B Stock payable in shares of Common Stock or Class B Stock, or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Stock and Class B Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of (a) $1.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of Common Stock and Class B Stock.  Each share of Preferred Stock will have 1,000 votes, voting together with the Common Stock and Class B Stock.  Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock and Class B Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock and Class B Stock.  These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, that number of shares of Common Stock having a market value of two times the Purchase Price.

Exhibit 4.2

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the voting power of the outstanding shares of Common Stock and Class B Stock, the Board of Directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company's preferred stock having similar rights, preferences and privileges), at an exchange ratio of one share of Common Stock, or a fractional share of Preferred Stock (or of a share of a similar class or series of the Company's preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Common Stock or Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of adoption of the Plan (the "Redemption Price").  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner.  After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Plan in any manner that does not adversely affect the interests of holders of the Rights.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Exhibit 4.2

A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated September 11, 2009.  A copy of the Plan is available free of charge from the Company.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan, as the same may be amended from time to time, which is hereby incorporated herein by reference.